First Trust Advisors L.P.

120 East Liberty Drive

Wheaton, Illinois 60187

February 17, 2017

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re: FT 6561

Gentlemen:

We have examined the Registration Statement File No. 333-215808 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

FIRST TRUST ADVISORS L.P.

Elizabeth H. Bull

Senior Vice President